Exhibit 10.7

ASSIGNMENT AND ASSUMPTION OF LIMITED LIABILITY COMPANY

MEMBERSHIP INTERESTS

THIS ASSIGNMENT AND ASSUMPTION OF LIMITED LIABILITY COMPANY INTERESTS (“Assignment”) is entered into effective as of October 3, 2012 (the “Effective Date”), by and between Dayville Unit Investors LLC, a Connecticut limited liability company (“Assignor”) and Inland Diversified Dayville Killingly Member II, L.L.C., a Delaware limited liability company (“Member II”) and Inland Diversified Dayville Killingly Member, a Delaware limited liability company (the “JV”).  This Assignment is made with reference to the following facts and circumstances:

R E C I T A L S :

A.

Assignor owns all of the issued and outstanding limited liability company membership interests (the “Membership Interests”) in Dayville Property Development LLC, a Connecticut limited liability company (“LLC”).

B.

Assignor and Member II have entered into that certain Contribution Agreement, dated as of October 3, 2012 (the “Agreement”).

C.

Assignor and Member II have entered into the JV as of the date hereof.

D.

Assignor desires to unconditionally assign, transfer, convey and deliver to the JV all of Assignor’s right, title and interest in, to and of the Membership Interests.

E.

The JV desires to accept the assignment described in Recital D. above.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the mutual covenants, agreements, representations, and warranties contained in this Assignment, the parties agree as follows:

A G R E E M E N T :

1.

Assignment and Assumption of Membership Interests

(a)

Assignor hereby represents to Member II and the JV that the list of operating agreements, resolutions and other documents attached hereto as Exhibit A and made a part hereof, are all of the documents related to the Membership Interests being conveyed by this Assignment, and that Assignor has, pursuant to the terms of the Agreement, provided Member II and the JV originals and/or true and correct copies of each.

(b)

Pursuant to the Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby absolutely and unconditionally assigns, transfers, conveys and delivers all of Assignor’s right, title and interest in and to the Membership Interests to the JV.  The JV hereby accepts the foregoing assignment of such Membership Interests and hereby assumes and agrees to be bound by all of the duties, obligations and liabilities of Assignor with respect to such Membership Interests that arise out of or relate to events occurring on or after the Effective Date (the “Post-Effective Date Obligations”).

2.

Admission and Withdrawal; Tax Termination

(a)

By reason of the assignment effected pursuant to Paragraph 1 above, (i) as of the Effective Date, the JV is hereby admitted as the sole member of LLC, and upon such admission, the JV shall be the manager of LLC in accordance with the terms of the operating agreement of LLC; (ii) the JV hereby agrees, from and after the Effective Date, to be bound by the terms of the operating agreement of LLC, and the JV hereby ratifies and affirms such agreement; (iii) the JV is hereby entitled to exercise all rights, powers and privileges and is hereby obligated to perform all of the Post-Effective Date Obligations which may hereinafter exist with respect to the Membership Interests; (iv)  Assignor hereby fully and completely withdraws as the members of LLC; and (v) Assignor shall not have any further rights, powers, privileges, duties, obligations and/or liabilities with respect to the Membership Interests, except as may be specifically set forth in the Agreement.

(b)

Assignor acknowledges and agrees that all actual operations of LLC through and including the Effective Date shall be allocated to the Assignor in accordance with the terms of the operating agreement of LLC.

3.

Representations and Warranties

Assignor hereby makes and re-affirms each of the representations and warranties contained at Section 5.1 B. of the Agreement as if fully restated herein.

4.

Assignor’s Indemnity

(a)

For any matter identified as a Passively Created Non-assumed Liability (as hereinafter defined) during the period commencing on the Effective Date and terminating twelve (12) months thereafter (the “Term”), Assignor and Louis L. Ceruzzi, Jr. (collectively, “Indemnitor”) hereby covenants and agrees to indemnify, defend and hold harmless the JV Indemnified Parties (as hereinafter defined) from and against any Damages (as hereinafter defined) any of the JV Indemnified Parties may suffer caused proximately by any liability of Assignor that is a Passively Created Non-assumed Liability.

(b)

For any matter identified during the Term as an Actively Created Non-assumed Liability, Indemnitor hereby covenants and agrees to indemnify, defend and hold harmless the JV Indemnified Parties from and against any Damages any of the JV Indemnified Parties shall suffer caused proximately by any liability of Assignor that is an Actively Created Non-assumed Liability.

(c)

Indemnitor hereby covenants and agrees to indemnify and hold harmless the JV Indemnified Parties from and against any Damages (e.g., income tax deficiencies, penalties, interest and additions to tax) any of the JV Indemnified Parties may suffer caused proximately as a result of reporting the transactions in the prior years income tax returns that Assignor will cause (or has caused) to be prepared for the period prior to the Effective Date (the “Tax Liability”).  The JV shall be responsible for preparation of the income tax returns for the period beginning on the Effective Date and continuing thereafter.

(d)

Definitions.

(i)

“Actively Created Non-assumed Liability” means the Tax Liability and all liabilities and obligations of or relating to (i) the untruthfulness of any of the representations and warranties of Assignor described by the Agreement, (ii) LLC or Assignor (or any predecessor of either), or (iii) the Membership Interests, that: (w) arose or were incurred prior to the Effective Date; (x)  are not an Assumed Liability (as hereinafter defined) or a Passively Created Non-assumed Liability; (y) were incurred or assumed by LLC or Assignor through the entering into of an instrument, note or agreement by LLC or Assignor prior to the date hereof; (z) were not disclosed to any of JV’s Representatives prior to the Effective Date; and (zz) JV’s Representatives did not have knowledge of prior to the Effective Date.

(ii)

“JV’s Representatives” means the JV, Member II and G. Joseph Cosenza.

(iii)

“Assumed Liability” means: (x) all liabilities and obligations of or relating to LLC which are incurred by reason of events or transactions occurring on or subsequent to the Effective Date; (y) all obligations and liabilities of LLC (expressly assumed by JV) under the agreements, contracts, leases, licenses, and other arrangements disclosed to any of JV’s Representatives prior to the Effective Date or that any of JV’s Representatives had knowledge of on or prior to the Effective Date; or (z) all liabilities and obligations of LLC that are pro rated or are otherwise continuing pursuant to the provisions of the Agreement.

(iv)

“Damages” means all judgments, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including without limitation court costs and reasonable attorneys’ fees and expenses.

(v)

“JV Indemnified Parties” means the JV, Member II and the nominees and affiliates, lenders, members, officers, directors, employees, agents, successors and assigns of each of them.

(vi)

“Passively Created Non-assumed Liability” means all liabilities and obligations of or relating to (i) the untruthfulness of any of Assignor’s representations and warranties described by the Agreement, (ii) LLC or Assignor (or any predecessor of either), or (iii) the Membership Interests, that: (w) are incurred by reason of events or transactions occurring prior to the Effective Date; (x) are not Assumed Liabilities; (y) arose as the result of the grossly negligent or wrongful acts or omissions of LLC or Assignor (or any predecessor or any of their respective officers, directors, agents or employees); (z) was not expressly assumed by JV and not otherwise disclosed to any of JV’s Representatives prior to the Effective Date; and (zz) JV’s Representatives did not have knowledge of prior to the Effective Date.

5.

Miscellaneous

(a)

Further Acts.  Each party hereto agrees to perform any and all further acts, and/or to execute and deliver any further agreements, documents and/or instruments, as may be reasonably necessary or desirable, to implement and/or accomplish the provisions of this Assignment.

(b)

Counterparts.  This Assignment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)

Attorneys’ Fees.  In any action or proceeding to enforce this Assignment, upon final judgment the court shall award, to the prevailing party, fees and other expenses incurred by that party in connection with that proceeding (including reasonable attorney’s fees and court costs), unless the court finds that the position of the non-prevailing party or parties was substantially justified or that special circumstances make an award unjust.

(d)

Severability.  Every provision of this Assignment is intended to be severable.  If any provision of this Assignment is determined by any court having jurisdiction to be illegal or in conflict with any laws of any state or jurisdiction, then the parties agree that such provision shall be modified to the extent legally possible so that the intent of this Assignment may be legally carried out.

(e)

Governing Law.  This Assignment shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois.

SEE FOLLOWING PAGES FOR SIGNATURES

IN WITNESS WHEREOF Assignor and Assignee have executed this Assignment as of the day first written above.

“Assignor” and “Indemnitor”

DAYVILLE UNIT INVESTORS LLC, a Connecticut limited liability company

By:

CBH Dayville Investors LLC, a Delaware limited liability company

Its:

Managing Member

By: _/s/ Louis L. Ceruzzi, Jr.____ __

Name: _ Louis L. Ceruzzi, Jr.______

As Its: _Managing Member____

____/s/ Louis L. Ceruzzi, Jr.___ __________

       Louis L. Ceruzzi, Jr., individually

Signatures continued on following page

“Member II”

Inland Diversified Dayville Killingly Member II, L.L.C., a Delaware limited liability company

By: Inland Diversified Real Estate Trust, Inc., a Maryland corporation, member

By: __ /s/ Barry L. Lazarus ______________

Name: _ Barry L. Lazarus _____________

As Its: _President_____________________

“JV”

Inland Diversified Dayville Killingly Member, L.L.C., a Delaware limited liability company

By: Inland Diversified Dayville Killingly Member II, L.L.C., a Delaware limited liability company

By: Inland Diversified Real Estate Trust, Inc., a Maryland corporation, member

By: __ /s/ Barry L. Lazarus

Name: _ Barry L. Lazarus _______

As Its: __President__________________________

EXHIBIT A

Operating Agreements and Resolutions

Amended and Restated Operating Agreement of LLC dated September 15, 2012

Written Consent of the Sole Member of LLC dated as of October 1, 2012